UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2009

APEX BIOVENTURES ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	6770	20-4997725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Farm Lane
Hillsborough, California 94010
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 344-3029

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

Apex Bioventures Acquisition Corp. (the “Company”) received a notice dated February 10, 2009 from the NYSE Amex LLC (the “Exchange”) stating that the Company is not in compliance with one of the requirements for continued listing on the Exchange.  Specifically, the Exchange advised that the Company is not in compliance with Section 704 of the Exchange’s Company Guide because the Company did not hold an annual meeting during calendar year 2008.  The Company was afforded the opportunity to submit to the Exchange a plan of compliance and on March 6, 2009 submitted its plan to the Exchange.

On May 8, 2009, the Exchange notified the Company that it accepted the Company’s plan of compliance and granted the Company an extension until August 11, 2009 to regain compliance with the continued listing standards.  The Company will be subject to periodic review by the Exchange staff during the extension period.  Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the Exchange.

On May 11, 2009, the Company issued a press release disclosing its receipt of the above summarized notice of extension from the Exchange.  A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits.

 99.1           Press Release, dated May 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APEX BIOVENTURES ACQUISITION CORPORATION

/s/ Darrell J. Elliott
Darrell J. Elliott
Chairman and Chief Executive Officer

Dated: May 11, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated May 11, 2009.